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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                                         13-2740599
          --------                                         ----------
 (State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)
        World Financial Center
        North Tower
        250 Vesey Street
        New York, New York                                  10281
        ------------------                                ----------
(Address of principal executive offices)                  (Zip Code)

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
If this form relates to the                          If this form relates to the registration
registration of a class of securities                of a class of securities pursuant to
pursuant to Section 12(b) of the                     Section 12(g) of the Exchange Act and is
Exchange Act and is effective pursuant               effective pursuant to General
to General Instruction A.(c), please                 Instruction A.(d), please check the
check the following box. [X]                         following box.  [ ]

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
Securities Act registration statement file number to which this form relates:    333-59997
                                                                                 ---------
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Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class             Name of each exchange on which
        to be so registered             each class is to be registered
        -------------------             ------------------------------

Energy Select Sector  SPDR(R) Fund      American Stock Exchange
Market Index Target-Term Securities(R)
due February 21, 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                               (Title of class)

(R) "Market Index Target-Term Securities" is a registered service mark owned by Merrill Lynch & Co., Inc.
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Item 1. Description of Registrant's Notes to be Registered.
        --------------------------------------------------

        The description of the general terms and provisions of the Energy Select Sector SPDR(R)Market Index Target-Term Securities(R) ("MITTS(R)") due February 21, 2006 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated January 6, 1999, and the Prospectus dated July 30, 1998, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-59997 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.
        --------

        99 (A) Preliminary Prospectus Supplement dated January 6, 1999, and Prospectus dated July 30, 1998, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

        99 (B)  Form of Note.

        99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*



        Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.




------------------------------
"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.

                              By:  /s/  Lawrence M. Egan, Jr.
                                  ----------------------------
                                        Lawrence M. Egan, Jr.
                                         Assistant Secretary

Date:  February 10, 1999

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